UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 26, 2016

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Professional Diversity Network, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 614-0950

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 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.          Material Modification to Rights of Security Holders.

On September 26, 2016, Professional Diversity Network, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation in order to effect a one-for-eight reverse stock split (the “Reverse Stock Split”) of outstanding and treasury shares of its common stock, par value $0.01 per share (the “Common Stock”), and to proportionately reduce the number of shares of Common Stock the Company is authorized to issue.

As a result of the Reverse Stock split, every eight shares of the Company’s Common Stock will be automatically combined into one issued and outstanding share of the Company’s Common Stock, without any change in the par value per share.  No fractional shares will be issued as a result of the Reverse Stock Split.  Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split will take effect at 12:01 a.m., EDT, on September 27, 2016 and the Company’s Common Stock is expected to open for trading on September 27, 2016 on a post-split basis under a new CUSIP number: 74312Y 202.  The post-reverse split Common Stock will continue to trade on The NASDAQ Capital Market under the symbol “IPDN.”

The filing of the Certificate of Amendment followed the approval by the Company’s stockholders at the 2016 Annual Meeting of Stockholders of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock, at a ratio within the range from 1-for-2 to 1-for-15, such ratio to be subsequently determined by the Company’s Board of Directors, and the subsequent approval by the Company’s Board of Directors of the final 1-for-8 ratio.

Continental Stock Transfer & Trust Company, Inc., the Company’s transfer agent, is acting as the exchange agent for the Reverse Stock Split.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above is incorporated by reference in this Item 5.03.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On September 26, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on (i) the election of seven director nominees (Proposal 1); (ii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2); and (iii) a proposal to authorize the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the Company’s common stock at a ratio within the range from 1-for-2 to 1-for-15, to be subsequently determined by the Board of Directors, and to approve a corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the reverse stock split and to reduce proportionally the number of shares of common stock the Company is authorized to issue (Proposal 3), all as described in more detail in the Company’s 2016 Annual Meeting proxy statement.

Set forth below are the voting results on each matter submitted to the stockholders at the Annual Meeting.

Proposal 1: The Company’s stockholders voted to elect the following seven individuals as directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Name	For	Against	Withheld	Broker Non-Vote
Katherine Butkevich	8,367,469	0	957,251	2,762,149
Lee Hillman	8,375,944	0	948,776	2,762,149
Star Jones	8,367,469	0	957,251	2,762,149
James Kirsch	9,276,365	0	48,355	2,762,149
Stephen Pemberton	8,897,892	0	426,828	2,762,149
Andrea Sáenz	8,042,746	0	1,281,974	2,762,149
David Schramm	8,375,944	0	948,776	2,762,149

Proposal 2: The Company’s stockholders voted to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
12,046,989	0	39,880

Proposal 3: The Company’s stockholders voted to authorize the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the Company’s common stock at a ratio within the range from 1-for-2 to 1-for-15, to be determined by the Board of Directors, and to approve a corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the reverse stock split and to reduce proportionally the number of shares of common stock the Company is authorized to issue.

For	Against	Abstain
11,648,783	378,025	60,061

Item 7.01.          Regulation FD Disclosure.

On September 26, 2016, the Company issued a press release announcing the Reverse Stock Split, a copy of which is furnished as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc.

99.1	Press release dated September 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ David Mecklenburger
David Mecklenburger Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc.

99.1	Press release dated September 26, 2016.